ESCROW AGREEMENT

THIS ESCROW AGREEMENT (as the same may be amended or modified from time to time pursuant hereto, this "Agreement") is made and entered into as of July 31, 2012, by and among Trustaff Medical Connections, LLC, an Ohio limited liability company ("Purchaser"), Medical Connections, Inc. ("MCI"), a Florida corporation, its parent company Medical Connections Holdings, Inc. ("MCH"), a Florida corporation (together, MCI and MCH are the "Seller," and MCI and MCH together with Purchaser are sometimes referred to individually as a "Party" or collectively as the "Parties"), and Cors & Bassett, LLC (the "Escrow Agent"), under the following circumstances:

A. Pursuant to that certain Asset Purchase Agreement, dated as of July 31, 2012 (the "Purchase Agreement"), by and among Purchaser and Seller, Purchaser is purchasing most of the operating assets of MCI, and

B. In connection with the asset purchase, the Parties have agreed to deposit in escrow certain funds and wish the deposit to be subject to the terms and conditions of this Escrow Agreement.

C. For the convenience of Purchaser and Seller, any capitalized terms used but not defined herein shall have the meanings set forth in the Purchase Agreement.

D. The Escrow Agent shall be bound only by this Agreement and shall not be responsible for nor look to any other agreement nor any definitions contained therein except for those set forth in this Agreement.

NOW THEREFORE, in consideration of the foregoing and of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

1. **Appointment**. The Parties hereby appoint the Escrow Agent as their escrow agent for the purposes set forth in this Agreement, and the Escrow Agent hereby accepts that appointment under the terms and conditions of this Agreement.

2. **Fund**. Purchaser agrees to deposit with the Escrow Agent in accordance with Article IV of the Purchase Agreement One Hundred Twenty Thousand Dollars and No Cents ($120,000.00) in immediately available funds (the "Escrow Funds"). The Escrow Agent will hold the funds in its Attorneys' Trust Account and is not required to invest the Escrow Funds.

3. **Term of Escrow**. The Escrow Agent will hold the Escrow Funds for six months, subject to any extension under the provisions of Section 4(c) below regarding the Escrow Release Date.

4. **Disposition and Termination.**

(a) **Indemnity Claim Procedure**. In the event and to the extent Purchaser determines that any Purchaser Indemnified Person is or may be entitled to indemnification

pursuant to Article VI of the Purchase Agreement (an "Indemnity Claim"), Purchaser may issue a notice (a "Claim Notice") to the Seller and Escrow Agent which sets forth: (i) the fact that a matter giving rise to the Indemnity Claim has occurred; (ii) the fact that an Indemnity Payment (as defined below) has been made or may be required to be made; (iii) a specification of the amount of the Indemnity Payment or, if known, the amount claimed, or if unknown but reasonably ascertainable, the amount so ascertained; (iv) a description of the material facts which gave rise to the Indemnity Claim; and (v) a request that Escrow Agent deliver to Purchaser from the Escrow Funds an amount equal to the Indemnity Payment by wire transfer in immediately available funds. The wire transfer instructions shall be included in the Claim Notice.

(b) **Indemnity Payment.** For the purpose of this Escrow Agreement, "Indemnity Payment" shall mean (i) the amount of any Account Receivable transferred to Purchaser under the Purchase Agreement that has not been fully collected by Purchaser according to its terms but in any event has not been fully collected by Purchaser ninety (90) days after the Closing Date, and (ii) any losses, costs, claims or expenses arising from any matter for which Seller has indemnified Purchaser under Article VI of the Purchase Agreement.

(c) **Procedure after Claim Notice**. The Parties acknowledge and agree that the Escrow Agent will be under no duty to reference the Purchase Agreement, and will act solely on the written instructions received by the Purchaser and/or the Seller. On the date that is thirty-one (31) calendar days after Escrow Agent and the Seller have received a Claim Notice, Escrow Agent shall deliver to Purchaser that portion of the Escrow Funds described in, and in accordance with the terms of, the Claim Notice delivered by the party, unless within the thirty (30) calendar day period after Escrow Agent and Seller have received a Claim Notice, Escrow Agent and Purchaser have received from Seller a notice that sets forth an objection to delivery of all or any portion of the Escrow Funds in accordance with the terms of a Claim Notice, setting forth in reasonable detail the basis for the Seller's objection (the "Indemnity Objection Notice"). Upon receipt of an Indemnity Objection Notice pursuant to this Section 4(a), Escrow Agent shall not make the delivery of that portion of an Indemnity Payment objected to in the Indemnity Objection Notice except in accordance with: (x) Joint Direction or (y) a final order, judgment or decree of a court with competent jurisdiction which order, judgment or decree is not subject to any appeal.

(d) **Joint Direction**. Notwithstanding any other provision of this Escrow Agreement, Escrow Agent shall promptly deliver all or any part of the Escrow Funds in accordance with the terms of a Joint Direction, unless an order of a court of competent jurisdiction pursuant to the Purchase Agreement prohibits Escrow Agent from complying with the terms of the Joint Direction.

(e) **Termination of Escrow**. If on January 31, 2013 (the "Escrow Release Date"), the amount of the Escrow Funds remaining in the Escrow Account is greater than the Remaining Claims (as defined below), then Seller shall deliver to Escrow Agent (with a concurrent copy to Purchaser) a notice (the "Direction Notice") directing Escrow Agent to deliver to Seller an aggregate amount equal to the difference between the amount of the Escrow Funds on the Escrow Release Date and the Remaining Claims (the "Escrow Release Amount") in the amounts and to the accounts set forth in the Direction Notice. For purposes hereof, the

"Remaining Claims" shall be an amount equal to the amount of all pending Indemnity Claims and all Indemnity Payments due and owing to any Purchaser Indemnified Persons at the Escrow Release Date. If the Escrow Agent does not receive a written objection (any objection is called an "Escrow Release Objection Notice") from Purchaser to the Direction Notice within fifteen (15) calendar days after receipt of the Direction Notice, the Escrow Agent shall pay the Escrow Release Amount to the Seller in accordance with the Direction Notice. With respect to any pending Indemnity Claims at the Escrow Release Date, upon resolution of each Indemnity Claim, following payment of any amounts due to any Purchaser Indemnified Person in respect of the resolved claims, Escrow Agent shall promptly distribute the balance of the Escrow Funds in excess of all then remaining pending Indemnity Claims to the Seller.

(f) **Interest.** The Escrow Agent's Attorney Trust Account is not interest bearing. Therefore, no interest will be paid to any Party on the Escrow Funds.

(g) **Termination of Escrow Agreement.** Upon delivery of the Escrow Funds by the Escrow Agent, this Agreement shall terminate.

5. **Escrow Agent.**

(a) The Escrow Agent shall have only those duties as are specifically and expressly provided herein, which shall be deemed purely ministerial in nature, and no other duties shall be implied. The Escrow Agent shall neither be responsible for, nor chargeable with, knowledge of, nor have any requirements to comply with, the terms and conditions of any other agreement, instrument or document between the Parties, in connection herewith, if any, including without limitation the Purchase Agreement (collectively, the "Underlying Agreements"), nor shall the Escrow Agent be required to determine if any person or entity has complied with any Underlying Agreements, nor shall any additional obligations of the Escrow Agent be inferred from the terms of any Underlying Agreements, even though reference thereto may be made in this Agreement. In the event of any conflict between the terms and provisions of this Agreement, those of the Underlying Agreements, any schedule or exhibit attached to this Agreement, or any other agreement among the Parties, the terms and conditions of this Agreement shall control. The Escrow Agent may rely upon and shall not be liable for acting or refraining from acting upon any written notice, document, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper Party or Parties without inquiry and without requiring substantiating evidence of any kind. The Escrow Agent shall not be liable to any Party, any beneficiary or other person for refraining from acting upon any instruction setting forth, claiming, containing, objecting to, or related to the transfer or distribution of the Escrow Funds, or any portion thereof, unless such instruction shall have been delivered to the Escrow Agent in accordance with Section 11 below and the Escrow Agent has been able to satisfy any applicable security procedures as may be required thereunder. The Escrow Agent shall be under no duty to inquire into or investigate the validity, accuracy or content of any document, notice, instruction or request it receives. The Escrow Agent shall have no duty to solicit any payments which may be due it or the Escrow Funds, nor shall the Escrow Agent have any duty or obligation to confirm or verify the accuracy or correctness of any amounts deposited with it hereunder.

(b) The Escrow Agent shall not be liable for any action taken, suffered or omitted to be taken by it in good faith except to the extent that a final adjudication of a court of competent jurisdiction determines that the Escrow Agent's gross negligence, fraud or willful misconduct was the primary cause of any loss to any Party. The Escrow Agent may execute any of its powers and perform any of its duties hereunder directly or through affiliates or agents. The Escrow Agent may consult with counsel, accountants and other skilled persons to be selected and retained by it. The Escrow Agent shall not be liable for any action taken, suffered or omitted to be taken by it in accordance with, or in reliance upon, the advice or opinion of any counsel, accountants or other skilled persons except to the extent that a final adjudication of a court of competent jurisdiction determines that the Escrow Agent's gross negligence, fraud or willful misconduct was the primary cause of any loss to any Party. In the event that the Escrow Agent shall be uncertain or believe there is some ambiguity as to its duties or rights hereunder or shall receive instructions, claims or demands from any Party which, in its opinion, conflict with any of the provisions of this Agreement, it shall be entitled to refrain from taking any action and its sole obligation shall be to keep safely all property held in escrow until it shall be given a direction in writing by the Parties which eliminates the ambiguity or uncertainty to the satisfaction of Escrow Agent or by a final and non-appealable order or judgment of a court of competent jurisdiction. The Parties agree to pursue any redress or recourse in connection with any dispute without making the Escrow Agent a party to the same except to the extent that making the Escrow Agent a party is required in order to preserve the rights of a Party under this Agreement. Anything in this Agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for special, incidental, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of a loss or damage and regardless of the form of action.

6. **Succession**. The Escrow Agent may resign and be discharged from its duties or obligations hereunder by giving thirty (30) days advance notice in writing of its resignation to the Parties specifying the date when its resignation shall take effect. If the Parties have failed to appoint a successor escrow agent prior to the expiration of thirty (30) days following receipt of the notice of resignation, the Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor escrow agent or for other appropriate relief, and any resulting appointment shall be binding upon all of the Parties. Escrow Agent's sole responsibility after the thirty (30) day notice period expires shall be to hold the Escrow Funds (without any obligation to reinvest the Escrow Funds) and to deliver the Escrow Funds to a designated substitute escrow agent, if any, or in accordance with the directions of a final order or judgment of a court of competent jurisdiction, at which time of delivery Escrow Agent's obligations hereunder shall cease and terminate. Any entity into which the Escrow Agent may be merged or converted or with which it may be consolidated, or any entity to which all or substantially all the escrow business may be transferred, shall be the Escrow Agent under this Agreement without further act.

7. **Compensation and Reimbursement.** Each of Purchaser and the Representative agree, severally and not jointly, (a) to pay the Escrow Agent upon execution of this Agreement and from time to time thereafter, in the case of Purchaser, fifty percent (50%) and in the case of Seller, fifty percent (50%) of the reasonable compensation for the services to be rendered hereunder, along with any fees or charges for accounts, including those levied by any

governmental authority which the Escrow Agent may impose, charge or pass through, which unless otherwise agreed in writing shall be as described in Schedule 2 attached hereto, and (b) to pay or reimburse the Escrow Agent upon request for, in the case of Purchaser, fifty percent (50%) and in the case of Seller, fifty percent (50%) of all expenses, disbursements and advances, including, without limitation reasonable attorney's fees and expenses, incurred or made by it in connection with the performance, modification and termination of this Agreement. The obligations set forth in this Section 7 shall survive the resignation, replacement or removal of the Escrow Agent or the termination of this Agreement.

8. **Indemnity**. Each of Purchaser and Seller shall, severally and not jointly, indemnify, defend and save harmless the Escrow Agent and its affiliates and their respective successors, assigns, agents and employees (the "Indemnitees") from and against any and all losses, damages, claims, liabilities, penalties, judgments, settlements, litigation, investigations, costs or expenses (including, without limitation, the reasonable fees and expenses of outside counsel and experts and their staffs actually incurred and all expense of document location, duplication and shipment) (collectively "Losses"), arising out of or in connection with (i) the Escrow Agent's execution and performance of this Agreement, tax reporting or withholding, the enforcement of any rights or remedies under or in connection with this Agreement, or as may arise by reason of any act, omission or error of the Indemnitee, except in the case of any Indemnitee to the extent that the Losses are finally adjudicated by a court of competent jurisdiction to have been primarily caused by the gross negligence, fraud or willful misconduct of the Indemnitee, or (ii) its following any instructions or other directions, whether joint or singular, from the Parties, except to the extent that its following any instruction or direction is expressly forbidden by the terms hereof. The indemnity obligations set forth in this Section 8 shall survive the resignation, replacement or removal of the Escrow Agent or the termination of this Agreement. Any Losses shall be borne 50% by Purchaser on one hand and 50% by Seller on the other.

9. **Escrow Agent is Purchaser's Legal Counsel.** Seller and Purchaser acknowledge that Escrow Agent represents Purchaser as Purchaser's legal counsel in the matters transacted under the Purchase Agreement. Seller and Purchaser agree that they waive any conflict of interest or claim against Cors & Bassett, LLC arising from Escrow Agent acting as Purchaser's legal counsel in the purchase and sale of assets and acting as Escrow Agent under this Agreement in which Escrow Agent has no obligation to act in the interest of Purchaser or to act in the interest of Seller. In the event that any dispute arises between Purchaser and Seller, Escrow Agent may continue to represent Purchaser as Purchaser's legal counsel regardless of whether or not the Escrow Agent continues to hold the Escrow Funds, or any portion thereof.

10. **Notices**. All communications hereunder shall be in writing and except for communications from the Parties setting forth, claiming, containing, objecting to, or in any way related to the transfer or distribution of funds, including but not limited to funds transfer instructions (all of which shall be specifically governed by Section 11 below), shall be deemed to be duly given after it has been received and the receiving party has had a reasonable time to act upon such communication if it is sent or served:

(a) by facsimile;

(b) by overnight courier; or

(c) by prepaid registered mail, return receipt requested;

to the appropriate notice address set forth below or at such other address as any party hereto may have furnished to the other parties in writing by registered mail, return receipt requested.

If to Seller:	Anthony Nicolosi, President Medical Connections Holdings, Inc. 4800 T-Rex Avenue, Suite 310 Boca Raton, FL 33431 Facsimile: ________________
with a copy to:	Jeffrey G. Klein, P.A. 301 Yamato Road Suite 1240 Boca Raton, FL 33431 Facsimile: ____________________
If to Purchaser:	Trustaff Medical Connections, LLC 4270 Glendale Milford Rd. Cincinnati, OH 45242 Facsimile: 513-354-6607
with a copy to:	Matthew S. Parrish, Esq. Cors & Bassett, LLC 537 East Pete Rose Way Suite 400 Cincinnati, OH 45202 Facsimile: 513-852-8222
If to Escrow Agent:	Matthew S. Parrish, Esq. Cors & Bassett, LLC 537 East Pete Rose Way Suite 400 Cincinnati, OH 45202 Facsimile: 513-852-8222

In the event that the Escrow Agent, in its sole discretion, shall determine that an emergency exists, the Escrow Agent may use such other means of communication as the Escrow Agent deems appropriate. For purposes of this Agreement, "Business Day" shall mean any day other than a Saturday, Sunday or any other day on which the Escrow Agent located at the notice address set forth above is authorized or required by law or executive order to remain closed.

11. **Security Procedures.**

(a) Notwithstanding anything to the contrary in Section 10, any instructions setting forth, claiming, containing, objecting to, or in any way related to the transfer or distribution of funds, including but not limited to any such funds transfer instructions that may otherwise be set forth in a written instruction permitted pursuant to Section 4 of this Agreement, may be given to the Escrow Agent only by confirmed facsimile and no instruction for or related to the transfer or distribution of the Escrow Funds, or any portion thereof, shall be deemed delivered and effective unless the Escrow Agent actually shall have received the instruction by facsimile at the number provided to the Parties by the Escrow Agent in accordance with Section 10 and as further evidenced by a confirmed transmittal to that number.

(b) In the event funds transfer instructions are received by the Escrow Agent by facsimile, the Escrow Agent is authorized to seek confirmation of the instructions by telephone call-back to the person or persons designated on Schedule 1 hereto, and the Escrow Agent may rely upon the confirmation of anyone purporting to be the person or persons so designated. The persons and telephone numbers for call-backs may be changed only in a writing actually received and acknowledged by the Escrow Agent. The Escrow Agent and the beneficiary's bank in any funds transfer may rely solely upon any account numbers or similar identifying numbers provided by Seller or Purchaser to identify (i) the beneficiary, (ii) the beneficiary's bank, or (iii) an intermediary bank.

12. **Compliance with Court Orders**. In the event that any Escrow Funds shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the property deposited under this Agreement, the Escrow Agent is hereby expressly authorized, in its sole discretion, to obey and comply with all writs, orders or decrees so entered or issued, which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction, and in the event that the Escrow Agent obeys or complies with any writ, order or decree it shall not be liable to any of the parties hereto or to any other person, entity, firm or corporation, by reason of its compliance notwithstanding that the writ, order or decree is subsequently reversed, modified, annulled, set aside or vacated.

13. **Miscellaneous**. The provisions of this Agreement may be waived, altered, amended or supplemented, in whole or in part, only by a writing signed by the Escrow Agent and the Parties. Neither this Agreement nor any right or interest hereunder may be assigned in whole or in part by the Escrow Agent or any Party, except as provided in Section 6, without the prior consent of the Escrow Agent and the Parties. This Agreement shall be governed by and construed under the laws of the State of Ohio. Each Party and the Escrow Agent irrevocably waives any objection on the grounds of venue, forum *non-conveniens* or any similar grounds and irrevocably consents to service of process by mail or in any other manner permitted by applicable law and consents to the jurisdiction of the courts located in the State of Ohio. To the extent that in any jurisdiction any Party may now or hereafter be entitled to claim for itself or its assets immunity from suit, execution attachment (before or after judgment), or other legal process, that Party shall not claim, and it hereby irrevocably waives, that immunity. Each Party and the Escrow Agent further hereby waive any right to a trial by jury with respect to any lawsuit

or judicial proceeding arising or relating to this Agreement. No party to this Agreement is liable to any other party for losses due to, or if it is unable to perform its obligations under the terms of this Agreement because of, acts of God, fire, war, terrorism, floods, strikes, electrical outages, equipment or transmission failure, or other causes reasonably beyond its control. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. All signatures of the parties to this Agreement may be transmitted by facsimile, and the facsimile will, for all purposes, be deemed to be the original signature of the party whose signature it reproduces, and will be binding upon that party. If any provision of this Agreement is determined to be prohibited or unenforceable by reason of any applicable law of a jurisdiction, then the provision shall, as to that jurisdiction, be ineffective to the extent of the prohibition or unenforceability without invalidating the remaining provisions thereof, and any prohibition or unenforceability in that jurisdiction shall not invalidate or render unenforceable the same provisions in any other jurisdiction. A person who is not a party to this Agreement shall have no right to enforce any term of this Agreement. The Parties represent, warrant and covenant that each document, notice, instruction or request provided by the Party to Escrow Agent shall comply with applicable laws and regulations. Where, however, the conflicting provisions of any applicable law may be waived, they are hereby irrevocably waived by the parties hereto to the fullest extent permitted by law, to the end that this Agreement shall be enforced as written. Except as expressly provided in Section 4(e) above, nothing in this Agreement, whether express or implied, shall be construed to give to any person or entity other than the Escrow Agent and the Parties any legal or equitable right, remedy, interest or claim under or in respect of this Agreement or any funds escrowed hereunder.

14. **Waiver of Offset Rights**. Escrow Agent hereby waives any and all rights to offset that it may have against the Escrow Funds including, without limitation, claims arising as a result of any claims, amounts, liabilities, costs, expenses, damages or other losses that Escrow Agent may be otherwise entitled to collect from any party to this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

PURCHASER
Trustaff Medical Connections, LLC

By: ______________________________
Brent Loring, Manager

SELLER
Medical Connections, Inc.

By: ______________________________
Anthony Nicolosi, President

Medical Connections Holdings, Inc.

By: ______________________________
Anthony Nicolosi, President

CORS & BASSETT, LLC
as Escrow Agent

By: ______________________________
Name: ______________________________
Title: ______________________________

SCHEDULE 1

Telephone Number(s) and authorized signature(s) for
Person(s) Designated to give Funds Transfer Instructions

If from Purchaser:

	Name	Telephone Number	Signature
1.			______________
2.			______________

If from Seller:

	Name	Telephone Number	Signature
1.	Brian Neill	561-353-4532	[signature]
2.			______________

Telephone Number(s) for Call-Backs and
Person(s) Designated to Confirm Funds Transfer Instructions

If from Purchaser:

	Name	Telephone Number
1.		
2.		

If from Seller:

	Name	Telephone Number
1.	Brian Neill	561-353-4532
2.		

SCHEDULE 2
ESCROW AGENT FEES

Annual administrative escrow fees payable upon execution of the escrow agreement and annually thereafter on the anniversary date of the account opening…………….. $2,500.00